EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of St. Bernard Software, Inc. of our report dated March 15, 2006, related to the consolidated financial statements of St. Bernard Software, Inc. and Subsidiary, appearing in the Company’s Prospectus filed pursuant to rule 424(b)(3) (No. 333-130412) filed with the commission on June 26, 2006.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

February 20, 2007